Exhibit 99.1

Q2 2021 Letter to Shareholders August 5, 2021 A BETTER PATH FORWARD

TuSimple Letter to Shareholders

Q2 Highlights

- Accelerated hiring of world class R&D talent
- Launched new Dallas-Fort Worth facility to meet growing freight demand
- Demonstrated power of TSP technology to revolutionize freight during a pilot with Giumarra
- Announced partnership with Ryder to scale the AFN
- Initiated partnership with Geotab to conduct industry-first telematics study on AV trucking safety performance
- Achieved industry-leading ~4.6 million cumulative road miles by quarter-end

AFN Acceleration in Q2

Dear Shareholders,

Today, we are pleased to share our Q2 results with you. In Q2, we continued to make progress on several key initiatives that support our long-term plans to launch our scalable autonomous freight operations to provide safe, low cost, and reliable freight capacity in 2024. We deployed capital to accelerate hiring of top-tier talent to propel forward our Driver-Out pilot program, our L4 semi-truck production program with Navistar, and the rapid expansion of our Autonomous Freight Network (AFN).

In Q2, we continued to develop our proprietary autonomous driving system technology, expanded our proprietary HD mapped miles to the east coast and extended our network of strategic partners. We also made progress developing specific technologies and support services that prepare us for our Driver-Out pilot program, which we will discuss in the pages to come. We are proud of the progress we have made and are ready for the months ahead as we lay the groundwork for the full-scale deployment of our L4 autonomous trucking technology.

Our AI Technology is Defining the Industry

Key Operating Metrics	3/31/2021	6/30/2021	QoQ Growth %
R&D Headcount	~821	~1,009	~23%
Global Headcount	~978	~1,220	~25%
Patents Issued	280	318	~14%
Road Miles Driven	~3.7M	~4.6M	~26%


tu simple
A BETTER PATH FORWARD

Our AI Technology is Defining the Industry (cont'd)

Semi-Truck Cumulative Road Miles Lead the Industry

Our fleet of ~70 semi-trucks drove ~900 thousand road miles in Q2, resulting in a cumulative total of ~4.6 million miles driven by quarter-end. Our road miles include all on-road miles driven by TuSimple's testing fleet globally, either in autonomous mode or data collection mode and are critical to our technology development.

Accelerated Hiring of World Class R&D Talent

Following the IPO, we have seen an increase in our ability to hire exceptional talent quickly. Our R&D team, which makes up ~80% of our overall headcount, grew by ~188 during Q2 for a total of ~1,009. We have been able to accelerate hiring of highly in-demand talent at all levels and roles, but particularly in artificial intelligence and related fields. In Q2, we made many strategic hires, including Adrian Thompson, VP of Systems Engineering and Test. Adrian brings extensive experience in leading the development of safety-critical systems in multiple industries including Aerospace & Defense and Self-Driving. He will be responsible for ensuring consistency and quality of our L4 semi-trucks in conjunction with our OEM partners.

Comprehensive Data Study: TuSimple and Geotab Partner to Study the Safety Performance of Our Autonomous Driving System

We are partnering with Geotab to conduct an industry-first telematics study to analyze the comparative safety performance of TuSimple's fully autonomous trucking technology versus manually driven trucks. The data will be sourced in a variety of conditions to measure industry-standard critical driving events considered to be leading indicators for unsafe driving that can increase the risk and frequency of accidents. The preliminary results indicate promising signs of the safety benefits of our autonomous driving system in real-world scenarios. We look forward to growing the partnership with Geotab to understand the full benefits of this technology.

(1) Statistics based off incidents per 100 miles, driving all hours of the day on local roads
(2) Statistic based off incidents per 100 miles, driving all hours of the day on interstates

Cumulative Road Miles (million)


~3x YoY
1.7
2.2
2.9
3.7
4.6
30%
32%
25%
26%
Q2'20
Q3'20
Q4'20
Q1'21
Q2'21

VP, Systems Engineering & Test, Adrian Thompson



- Former Director of Systems Engineering Driving Behaviors at Waymo
- Former Head of System Engineering and Testing at Uber ATG

Partnering to Study the Safety Benefits of AV Trucking


tu simple
GEOTAB

3

Note: (%)'s may not foot due to rounding

Adding to Our Global Lead in AV Semi-Truck Patents In Q2, TuSimple had 38 new patents issued, expanding our leading global portfolio to 318 issued patents, all focused on AV technology specifically for trucking. This includes new patent grants that protect important technologies such as rear-facing perception systems and automatic weighing. We have also continued to make important technical innovations around less detectable technologies which we protect via trade secret. “For me, the partnership with TuSimple is of special strategic importance…. Autonomous and electrically powered commercial vehicles based on artificial intelligence can provide a solution for the shortage of human drivers in transportation and thus help overcome a major problem for our customers. However, they also offer the TRATON GROUP completely new opportunities to expand its services.” for hauling companies and fleet operators.” -Matthias Gründler, TRATON CEO 4 Continued Progress with Our World-Class OEM Partners Navistar: We are moving forward in our production program with Navistar and preparing for our forthcoming supplier down selection process. Downselectis the process of selecting our key suppliers for critical components such as braking and steering for our purpose-built semi-truck. Execution of this phase shows maturity in the design process and facilitates progress on the product development commercialization roadmap. We remain on track for a 2024 start of production. Scania: We are continuing our hub to hub testing on the E4 Highway in Sweden in close partnership with Scania, one of TRATON’s heavy duty truck brands. The partnership is progressing, and our technology development is benefiting from the program in a new geography. We are building a robust presence in Europe, and we expect to increase our testing activities during the coming period. Our AI Technology is Defining the Industry (cont’d) TuSimple Testing with TRATON Scania: Pilot testing on Sweden’s E4 Highway between Södertälje and Jönköbing

5 We remain on track for our Driver-Out pilot program and will continue to provide more visibility into what it really takes to take the driver out. In this letter, we take a deeper dive into two safety technologies that play critical roles in Driver-Out: 1) Risk Management System: Our proprietary system that is a key component of removing the driver 2) TuSimple Connect: Our Autonomous Transportation Management System (ATMS) Risk Management System: Why is it Essential to Removing the Driver? Historically, a human safety driver has always been the last line of defense from abnormal risks in an automated vehicle, but this dynamic changes once the safety driver is removed from the vehicle. Our proprietary system evaluates all known risks that our semi-trucks are expected to confront and is designed to help our semi-truck make the appropriate decisions, even in severe situations such as during a degradation of a core system or a dangerous roadway condition that would take one of our semi-trucks out of its Operational Design Domain (ODD). Minimal Risk Condition Feature Once a particular risk is identified, our semi-trucks can enter what is called a Minimal Risk Condition (MRC). Entering MRC is when our autonomous driving system detects it is operating in a degraded state or outside of its ODD and adjusts its mission to mitigate risk. The mission adjustment could include actions such as lowering the vehicle’s operating speed or pulling over at the next available safe location. MRC is not a relevant feature in L2/L3 solutions due to the presence of a safety driver. However, MRC is critical as we focus solely on completing the development of our industry-first L4, driver-out technology. Developing Risk Management for Driver-Out Currently, we are conducting simulation tests and hardware in the loop tests to validate the reliability of our system including sensing, diagnostics and MRC. Next, we will begin test track work and public road testing with law enforcement assistance. Once the safety of our Risk Management System has been sufficiently supported, we will deploy it as a critical safety element of our Driver-Out pilot. Technology Update: Risk Management System

6 The Next Stop in Transportation Management Systems TuSimple Connect (TuConnect) is our proprietary, cloud-based Autonomous Transportation Management System (ATMS) with multiple application services to ensure safe and reliable autonomous freight operations. It provides a fundamental set of tools for our team members and customers to monitor and interact with our L4 semi-trucks. In this letter, we introduce two key features of TuConnect: 1) Inspector: Pre- and Post-trip Inspection Assistance 2) Oversight: Autonomous Fleet Monitoring Inspector: Pre- and Post-trip Inspection Assistance TuConnect’s Inspector application is designed to help the crew at the terminal prepare our autonomous semi-trucks for arrivals and departures. Since drivers will not be involved in the actual trip, the terminal crew must do more in preparing the truck for the mission ahead. During Driver-Out, Inspector will be used to inspect our autonomous fleet pre- and post-trip to ensure we are sending safe and reliable vehicles out on the road. Oversight: Autonomous Fleet Monitoring TuConnect’s Oversight application enables our dispatch team to oversee and supervise every mission from start to finish. It offers a 360-degree view and transparency into our AFN operations, empowering dispatch to maximize autonomy uptime. Oversight will play an integral role in Driver-Out, monitoring our trucks’ missions and, if needed, being able to communicate with the trucks in safety-critical situations. For example, if there is a tornado warning, the Oversight team may push notifications to the fleet of autonomous trucks in the vicinitytoenter MRC or re-route. Additionally, in the event that our semi-truck encounters a maintenance event such as a blown tire, our Oversight team will call roadside assistance to minimize downtime and get the load moving again quickly. The Future of TuConnect Oversight and Inspector solve large areas of need for Driver-Out, but they are just the beginning of our ATMS rollout. Other application services such as AV fleet analytics, and terminal logistic and freight move optimization are expected to be released beginning in 2022 to support the AFN and provide incremental safety and productivity enhancing benefits for our customers. Technology Update: TuConnect ATMS Inspector’s Tractor Inspection Checklist Oversight’s Fleet Monitoring Use Interface

Commercial Operations: Building Scale

Key Operating Metrics	Q1'21	Q2'21	QoQ Growth %
Total Truck Reservations EOQ	~5,775	~6,775	~17%
Total Mapped Miles[1] EOQ	~5,000	~8,500	~70%
Revenue Miles	~603,000	~880,000	~46%

AFN Expands To Meet our Strategic Customers' Needs

We grew revenue miles significantly in Q2 by increasing our fleet utilization and by supplementing our capacity with expanded partner fleet relationships.

Additionally, we ramped up our AFN commercial footprint throughout the Texas Triangle, launching a major commercial freight lane from Dallas to Houston for a strategic partner. In July, we launched a commercial freight lane from Houston to Port Allen. To continue to support our strategic customer relationships over the remainder of 2021, we plan to accelerate our expansion of freight operations all the way to the east coast and into major hubs such as Orlando, Charlotte, and Memphis.

AFN Infrastructure Develops Alongside Freight Operations

In Q2, TuSimple officially opened our terminal in Fort Worth, Texas as part of the Alliance Mobility Innovation Zone. This terminal is near a premier intermodal hub and will function as the Texas operations center for TuSimple, enabling our ability to service the Texas triangle and heading east on I-10, I-20, and I -30. We now have five dedicated terminals with three full-service terminals in Dallas, Fort Worth, and Tucson, which is currently undergoing a significant expansion. These terminals supplement our runs to and from our AFN customers' locations.

Revenue Miles (Thousands)



~4x YoY
880
212
Q2'20
Q2'21

Cumulative AFN Mapped Miles



~7x YoY
8,500
1,200
Q2'20
Q2'21

AllianceTexas' Mobility Innovation Zone



- World's first industrial airport designed for cargo and corporate aviation
- 2nd busiest BNSF intermodal terminal
- Home to 533+ companies

(1) The cumulative unique miles on the AFN on which we have built a map that is compatible with our autonomous driving software

7

Commercial Operations: Building Scale (cont'd)

Regulations Continue to be Favorable Towards Autonomous Truck Commercialization

In Q2, we worked with Maryland and Virginia regulators to enable L4 autonomous commercial operations bringing the number of states that allow L4 commercial operations to 26. Additionally, during Q2, Wyoming joined the NHTSA AV Test Initiative, bringing the total number of states allowing L4 autonomous testing to 44.

Rapid Expansion to the East Coast Ahead of Schedule

Our AFN expansion remains ahead of schedule. In Q2, we mapped ~3,500 miles of new lanes heading east from Dallas into Orlando bringing our cumulative mapped network to ~8,500 miles, spanning from Phoenix to Orlando and down into the Texas triangle along I-10 and I-20. We plan to expand further in the southeast to Memphis, Atlanta, and Charlotte by the end of 2021.



Seattle
Portland
Salt Lake City
San Francisco /Oakland
Denver
Kansas City
Minneapolis
Chicago
Cleveland
Boston
New York City
Philadelphia
Pittsburgh
Cincinnati
St. Louis
Norfolk
Nashville
Greensboro
Charlotte
Memphis
Oklahoma City
Los Angeles /Long Beach
Phoenix
Tucson
San Diego
El Paso
Dallas
Atlanta
Jacksonville
Orlando
New Orleans
San Antonio
Houston
Tampa
Laredo
Terminal Expansion Plans
Current Routes
Near-Term Expansion Plans [2021]
Future Expansion Plans [2022 – 2024]
26 States
44 States
Regulatory Landscape
L4 Autonomous Commercial Operations
L4 Autonomous Testing
In Progress

8

9 Ryder Partnership Paves the Way to Commercialization In July, we announced a partnership with Ryder to leverage Ryder’s broad network of full-service terminals by securing dedicated space within the terminals to launch our autonomous trucks. We are excited about the potential this partnership brings to expand our AFN and complement our network with terminals, maintenance centers, roadside assistance, fueling capabilities, truck leasing and more. Giumarra Pilot Illustrates AV Semi-Trucks Potential to Deliver Fresher Produce Faster During Q2, TuSimple completed a logistics pilot with Giumarra Companies delivering fresh watermelons from Giumarra’s facility in Nogales, Arizona to a distribution center in Oklahoma City, Oklahoma for Associated Wholesale Grocers, a cooperative serving small-to mid-sized community grocers. The first and last mile of the delivery was performed manually while the middle-mile was done autonomously using our autonomous driving system. This pilot demonstrates how customers of all sizes such as community grocers can utilize the efficiency, safety, and environmental benefits of our L4 trucking technology. Voice of Customer Program Kick Off for Reservation Partners During Q2, our first wave reservation partners engaged in a first of its kind Voice of Customer Program that we held jointly with Navistar. Customers reviewed our end-to-end autonomous semi-truck specifications and provided input for incorporation into the truck’s development to ensure we meet our customers’ needs. We also continued to work closely with our reservation partners, analyzing their networks and preparing their selected lanes for autonomy. We have started discussions with a new wave of potential reservation customers. We are pleased about the opportunity to further expand the reservation program and the building momentum we have with an expanded group of customers beyond the first wave. Commercial Operations: Building Scale (cont’d) -Tim Riley President, Giumarra Companies “Autonomous trucking technology is a real game-changer for us as its time and cost efficiencies provide us with an enhanced opportunity to supply fresher fruits and vegetables across the United States , particularly to food deserts and rural communities.” -Karen Jones EVP, CMO, Head of New Product Innovation Ryder “With this partnership we believe Ryder is positioned to become a leader in the servicing of autonomous trucks. Ryder is focused on how to best leverage our vast location footprint, maintenance operations, and visibility tools to lead in the future world of autonomy. Partnering with TuSimple will help bring autonomous vehicle operations to market more quickly, while also providing Ryder access to new and emerging revenue streams.”

Our Financials: Investing in Growth

Solid Revenue Growth Driven by Strategic Customers

Total revenue was $1.5 million in Q2 2021, up ~5x year over year. We also had strong sequential revenue growth with revenue increasing by 57%, from Q1 2021 to Q2 2021. We have continued to achieve this growth in revenue by increasing the commercial utilization of our fleet and our partner fleets, who supplement our capacity.

R&D Investment Accelerates Strengthening Industry Lead

We have accelerated our investment in Research and Development (R&D), hiring top-tier talent to extend our industry lead in L4 trucking technology. In Q2, we spent $76 million on R&D, up $54 million year-over-year. Our largest portion of R&D expense was $46 million related to R&D personnel, including stock-based compensation expense of $25 million.

Operating Expenses Support Growing Operations

We have increased our spend on General and Administrative (G&A) items in order to support our public company reporting and overall organization expansion. Our G&A expense increased by $37 million year-over-year for a total of $42 million in Q2. Our most significant G&A expense was $30 million in personnel-related expenses associated with management and administration activities, including $27 million in stock-based compensation.

One-Time SBC Expense Related to IPO

Our SBC expense was $53 million in Q2, comprised primarily of $43 million related to employee equity awards subject to an IPO event as a vesting requirement.

Net Loss from Operations and Adjusted EBITDA[1]

In Q2, our Net Loss from Operations was ($121) million and our Adjusted EBITDA was ($66) million. We plan to continue to include Adjusted EBITDA in our results going forward because we believe that this non-GAAP measure provides meaningful information to assist investors in understanding financial results and assessing prospects for future performance as it provides a better baseline for analyzing the ongoing performance of our business by excluding items that may not be indicative of core operating results.

(1) Adjusted EBITDA is calculated by adding back stock-based compensation expense, depreciation and amortization, and capital lease interest expense to loss from operations



Revenue ($ million)
~5x YoY
$0.3
$0.6
$0.7
$0.9
$1.5
122%
26%
28%
57%
Q2'20
Q3'20
Q4'20
Q1'21
Q2'21



R&D Expense ($ million)
$22.0
$60.0
$27.7
$32.3
$31.8
$41.4
$75.9
173%
-47%
30%
83%
Q2'20
Q3'20
Q4'20
Q1'21
Q2'21

Stock-Based Compensation ($ million)				
$-	$-	$-	$2	$25

(1) Q3'20 R&D Expense includes non-cash charge related to the issue of TRATON warrants of $32M



G&A Expense ($ million)
$5.2
$15.3
$10.1
$15.2
$42.4
193%
(34)%
57%
179%
Q2'20
Q3'20
Q4'20
Q1'21
Q2'21

Stock-Based Compensation ($ million)				
$-	$7	$3	$4	$27

10

Note: (%)'s may not foot due to rounding

Capital Investment Propels AFN Rollout Our capital expenditures and payments on capital leases are investments to grow our AFN and primarily relate to our fleet testing, terminal facilities, and other equipment used in operations. During Q2, TuSimple invested a total of $5 million in capital expenditures. Strong Cash Position to Reach Commercialization We began Q2 with $509 million of cash and ended the quarter with $1.5 billion. We raised over $1 billion through our IPO that was offset partially by our operating cash burn of $69 million. Full Year 2021 Guidance(1) • Revenue of $5 -$7 million • We are adjusting our R&D expense guidance upward to $200 -$220 million, excluding stock-based compensation, to reflect our enhanced strategic investment in building out critical technology teams to accelerate and de-risk our technology development • We are adjusting our G&A expense guidance upward to $50 -$60 million, excluding stock-based compensation related to higher people costs for critical functions such as IT and HR which scale with the broader business • Introducing stock-based compensation guidance between $130 -$150 million, includes one-time items triggered by the IPO • We are adjusting our Capex guidance to $14 -$18 million based on our decision to purchase rather than lease semi-trucks, the acceleration of AFN terminal buildouts, and the expansion of testing and G&A facilities • Introducing Adjusted EBITDA guidance between ($260) -($280) million • We expect to end 2021 with a cash position greater than $1.25 billion 11 (1) See the section titled “Non-GAAP Financial Measures” for important information regarding the non-GAAP measures used by TuSimple Our Financials: Investing in Growth (cont’d)

In Closing TuSimple is on a path to be the first to bring commercial L4 Class 8 trucks to market, positively disrupting the massive freight industry. Our team of top-tier talent has performed exceptionally: refining our autonomous driving system, expanding our AFN, and deepening and developing partnerships that will enable us to bring our products to market at scale. During Q2, we focused on the milestones ahead that are required to successfully complete our Driver-Out pilot program in the coming months. We know what needs to be done and will continue to work vigorously to make sure we deliver the safest, most efficient, lowest cost freight capacity to the market. At TuSimple, we are building a Better Path Forward. Sincerely, Pat Dillon Chief Financial Officer Cheng Lu President and Chief Executive Officer 12

This letter and any accompanying oral presentation contain forward-looking statements. All statements other than statements of historical fact contained in this letter, including statements as to future results of operations and financial position, planned products and services, business strategy and plans, launch dates of products or services, expected safety benefits of our autonomous semi-trucks, objectives of management for future operations of TuSimple Holdings Inc. and its subsidiaries (the “Company”, “we”, “our” and “us”), market size and growth opportunities, competitive position and technological and market trends, are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terms such as “will”, “expect,” “plan,” “anticipate,” “intend,” “target,” “project,” “predict,” “potential,” “explore” or “continue” or the negative of these terms or other similar words. The Company has based these forward-looking statements largely on its current expectations and assumptions and on information available as of the date of this letter. The Company assumes no obligation to update any forward-looking statements after the date of this letter, except as required by law. The forward-looking statements contained in this letter and the accompanying oral presentation are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results or outcomes to be materially different from any future results or out comes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions and other factors include, but are not limited to, those related to autonomous driving being an emerging technology, the Company’s limited operating history in a new market, the regulations governing autonomous vehicles, the Company’s dependence on its senior management team, reliance on third-party suppliers, potential product liability or warranty claims and the protection of the Company’s intellectual property. Moreover, the Company operates in a competitive and rapidly changing environment, and new risks may emerge from time to time. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. It is not possible for the Company to predict all risks, nor can the Company assess the impact of all factors on its business or the markets in which it operates or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements the Company may make. You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption “Risk Factors” in our final prospectus dated April 14, 2021 filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2021 and our other filings with the SEC, including our most recent quarterly report on Form 10-Q. These SEC filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. This letter also contains estimates, forecasts and other statistical data relating to market size and growth and other industry data. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. The Company has not independently verified the statistical and other industry data generated by independent parties and contained in this letter and, accordingly, it cannot guarantee their accuracy or completeness. In addition, assumptions and estimates of the Company’s future performance and the future performance of the markets in which the Company competes are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause results or outcomes to differ materially from those expressed in the estimates. Non-GAAP Financial Measures TuSimple has not reconciled its expectations for non-GAAP adjusted R&D expense, non-GAAP adjusted SG&A expense, and non-GAAP adjusted EBITDA because the stock-based compensation expense excluded from such items cannot be reasonably calculated or predicated at this time. The effect of the excluded stock-based compensation may be significant. TuSimple believes these non-GAAP measures provide meaningful information to assist investors in understanding financial results and assessing prospects for future performance as they provide a better baseline for analyzing the ongoing performance of its business by excluding items that may not be indicative of core operating results. Because non-GAAP financial measures are not standardized, it may not be possible to compare these measures with other companies’ non-GAAP measures having the same or similar names. Thus, TuSimple’s non-GAAP measures should be considered in addition to, not as a substitute for, or in isolation from, the company’s GAAP results. TuSimple encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view its non-GAAP measures in conjunction with GAAP financial measures. TuSimple is a global autonomous driving technology company, headquartered in San Diego, California, with operations in Arizona, Texas, China, Japan and Europe. Founded in 2015, TuSimple is developing a commercial-ready Level 4 (SAE) fully autonomous driving solution for long-haul heavy-duty trucks. TuSimple aims to transform the $4 trillion global truck freight industry through the company’s leading proprietary AI technology, which makes it possible for trucks to see 1,000 meters away, operate nearly continuously and consume 10% less fuel than manually driven trucks. For more information, please visit us at www.tusimple.com, and follow us on Twitter, YouTube, and Linked In. TuSimple Conference Call Webcast –2 p.m. PT August 5th, 2021 Disclaimer About TuSimple We will host a teleconference call at 2:00 PM Pacific time /5:00 PM Eastern time on August 5th to discuss these results. Interested parties can access the call by dialing US/CA (toll-free):+1 (888) 771-4371 or International (caller-paid): +1 (847) 585-4405 and entering conference ID: 50198119. 13

TuSimple Consolidated Balance Sheets 14 TuSimple Holdings Inc. Condensed Consolidated Balance Sheets (in thousands, except share data) (unaudited) December 31, June 30, 2020 2021 ASSETS Current assets: Cash and cash equivalents $ 310,815 $ 1,489,829 Accounts receivable, net 1,144 1,274 Prepaid expenses and other current assets 3,816 15,781 Amounts due from related parties 3,708 — Total current assets 319,483 1,506,884 Property and equipment, net 22,116 25,435 Other assets 4,986 5,879 Total assets 346,585 1,538,198 LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDER’S EQUITY (DEFICIT) Current liabilities: Accounts payable 4,542 5,074 Amounts due to related parties 4,360 — Amounts due to joint development partners 1,355 6.654 Accrued expenses and other current liabilities 22,961 25,122 Short-term debt 4,623 509 Warrants liability 42,452 — Capital lease liabilities, current 805 851 Total current liabilities 81,098 38,210 Capital lease liabilities, noncurrent 3,767 3,345 Other liabilities 2,402 3,673 Total liabilities 87,267 45,228 Commitments and contingencies (Note 4) Redeemable convertible preferred stock, $0.0001 par value; 138,102,770 and zero shares authorized as of December 31, 2020 and June 30, 2021; 102,074,703 and zero shares issued and outstanding as of December 31, 2020 and June 30, 2021, respectively; aggregate liquidation preference of $598,842 and $0 as of December 31, 2020 and June 30, 2021, respectively 664,791 — Stockholders’ equity (deficit): Common stock, $0.0001 par value; 361,897,230 and 4,876,000,000 Class A shares authorized as of December 31, 2020 and June 30, 2021; 60,543,337 and 185,040,398 shares issued and outstanding as of December 31, 2020 and June 30, 2021, respectively; zero and 24,000,000 Class B shares authorized as of December 31, 2020 and June 30, 2021; zero and 24,000,000 shares issued and outstanding as of December 31, 2020 and June 30, 2021, respectively 6 21 Additional paid-in-capital — 2,399,981 Accumulated other comprehensive loss (301) (165) Accumulated deficit (405,178) (906,867) Total stockholders’ equity (deficit) (405,473) 1,492,970 Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit) $ 346,585 $ 1,538,198

TuSimple Holdings Inc. Condensed Consolidated Statements of Operations (in thousands, except share and per share data) Three Months Ended (unaudited) June 30, 2020 2021 Revenue $ 263 $ 1,482 Costs and expenses: Cost of revenue 857 2,982 Research and development 21,979 75,891 Sales and marketing 243 1,041 General and administrative 5,207 42,425 Total costs and expenses 28,286 122,339 Loss from operations (28,023) (120,857) Gain on loan extinguishment — 4,183 Other income (expense), net (61) 145 Loss before provision for income taxes (28,084) (116,529) Provision for income taxes — — Net loss (28,084) (116,529) Net loss attributable to common stockholders (28,084) (116,529) Net loss per share attributable to common stockholders, basic and diluted $ (0.49) $ (0.64) Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted $ 57,401,912 $ 182,382,800 TuSimple Consolidated Statements of Operations 15

TuSimple Consolidated Statements of Cash Flows 16 TuSimple Holdings Inc. Condensed Consolidated Statements of Cash Flows (in thousands) Six Months Ended (unaudited) June 30, 2020 2021 Cash flows from operating activities: Net loss $ (53,845) $ (501,689) Adjustments to reconcile net loss to net cash used in operating activities: Stock-based compensation 1,680 58,798 Accretion of asset retirement obligations 18 — Depreciation and amortization 3,756 4,409 Loss on disposal of property and equipment 118 — Change in fair value of warrants liability — 326,900 Gain on loan extinguishment — (4,183) Changes in operating assets and liabilities: Accounts receivable (97) (130) Prepaid expenses and other current assets 111 (11,995) Other assets (68) (752) Accounts payable 729 532 Amounts due to/from related parties (485) — Amounts due to joint development partners — 5,299 Accrued expenses and other current liabilities (1,392) 5,947 Other liabilities 1,129 1,449 Net cash used in operating activities (48,346) (115,415) Cash flows from investing activities: Purchases of property and equipment (1,880) (5,928) Purchases of intangible assets (132) (179) Proceeds from disposal of property and equipment 1 100 Net cash used in investing activities (2,011) (6,007) Cash flows from financing activities: Proceeds from issuance of redeemable convertible preferred stock, net of offering costs — 54,693 Proceeds from exercise of warrants for redeemable convertible preferred stock 183,007 Proceeds from early exercised stock options — 253 Proceeds from issuance of common stock upon initial public offering, net of offering costs — 1,030,965 Proceeds from issuance of common stock related to private placement — 35,000 Proceeds from related party loan 5,000 — Proceeds from loans 4,134 — Return of guarantee deposit on related party loan — 3,715 Principal payments on related party loan — (4,398) Payment of third-party costs in connection with initial public offering — (2,328) Principal payments on capital lease obligations (347) (382) Principal payments on other liabilities — (237) Net cash provided by financing activities 8,787 1,300,288 Effect of exchange rate changes on cash, cash equivalents, and restricted cash (215) 118 Net increase (decrease) in cash, cash equivalents, and restricted cash (41,785) 1,178,984 Cash, cash equivalents, and restricted cash -beginning of period 64,110 312,351 Cash, cash equivalents, and restricted cash -end of period $ 22,325 $ 1,491,335

TuSimple Consolidated Statements of Cash Flows 17 TuSimple Holdings Inc. Condensed Consolidated Statements of Cash Flows (in thousands) Six Months Ended (unaudited) June 30, 2020 2021 Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets: Cash and cash equivalents $ 21,575 $ 1,489,829 Restricted cash included in prepaid expenses and other current assets 750 1,506 Total cash and cash equivalents, and restricted cash 22,325 1,491,335 Supplemental disclosure of cash flow information: Cash paid for interest $ 684 $ 386 Supplemental schedule of non-cash investing and financing activities: Acquisitions of property and equipment included in liabilities 777 1,807 Accretion of redeemable convertible preferred stock — 4,135 Vesting of early exercised stock options — 42 Exercise of liability-classified warrants — 369,352 Conversion of redeemable convertible preferred stock to common stock upon initial public offering — 1,282,916 Cashless exercise of stock options for common stock 975 — Issuance costs incurred in connection with initial public offering included in current liabilities — 1,263

( in millions ) ( unaudited ) Q2 ‘20 Q3 ‘20 Q4 ‘20 Q1 ‘21 Q2’21 Net loss from operations to adjusted EBITDA Net loss from operations $ (28.0) $ (76.5) $ (43.7) $ (58.6) $(120.9) Stock-based compensation expense 0.5 7.6 3.4 6.3 52.5 Depreciation and amortization 1.9 1.9 2.1 2.1 2.3 Capital lease interest expense 0.1 0.1 0.1 0.1 0.1 Adjusted EBITDA $ (25.5) $ (66.9) $ (38.1) $ (50.1) $(66.0) 18 TuSimple Non-GAAP Financial Measure The following table (in millions of dollars) reconciles reported net loss from operations determined in accordance with U.S. generally accepted accounting principles (GAAP) to non-GAAP adjusted EBITDA. TuSimple believes that this non-GAAP measure provides meaningful information to assist investors in understanding financial results and assessing prospects for future performance as it provides a better baseline for analyzing the ongoing performance of its business by excluding items that may not be indicative of core operating results. Because non-GAAP financial measures are not standardized, it may not be possible to compare this measure with other companies’ non-GAAP measures having the same or similar names. TuSimple encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view its non-GAAP measures in conjunction with GAAP financial measures. Reconciliation Table

TUSIMPLE BY THE NUMBERS

1,200+ [(1)]

Employees Across 3 Continents with ~80% of workforce dedicated to R&D

$1.8B+

Cumulative Funding-to-date, from IPO and Private Capital Raises

300+ [(1)]

Core Technology Patents

~70 [(1)]

Autonomous Trucks Globally

~4.6MM [(1)]

Road Miles

~ 8,500 [(1)]

Miles of Mapped Routes

~ $2.4MM

H1 2021 Revenue

6,775 [(2)]

Purpose-built, L4 Driver-Out Autonomous Truck Reservations

19

(1) As of June 2021 (2) As of August 2021

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